Exhibit 21.1

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                                                                                             State of
Corporate Name (1)                                   Principal Business                    Incorporation
------------------                                   ------------------                    -------------
Wade Cook Seminars, Inc.                          Financial Education Seminars                 Nevada
Lighthouse Publishing Group, Inc.                 Publishing                                   Nevada
Left Coast Advertising, Inc.                      Support Services                             Nevada
Bountiful Investment Group, Inc.                  Commercial Real Estate                       Nevada
Ideal Travel Concepts, Inc.                       Support Services                             Nevada
Origin Book Sales, Inc.                           Publishing                                    Utah
Worldwide Publishers, Inc.                        Publishing                                    Utah
Gold Leaf Press, Inc.                             Publishing                                   Nevada
Get Ahead Bookstores, Inc.                        Retail (bookstores)                          Nevada
Quantum Marketing, Inc. (2)                       Support Services                             Nevada
Information Quest, Inc.                           Retail (pagers)                              Nevada
American Newsletter Co., Inc. (2)                 Publishing                                   Nevada
Unlimited Potential, Inc. (2)                     Commercial Real Estate                       Nevada
Hotel Associates Management #1, Inc. (2)          Commercial Real Estate                       Nevada
American Publisher's Network, Inc. (2)            Publishing                                   Nevada
Forward Thinking Group, Inc. (2)                  Retail Sales                                 Nevada
Money Works, Inc. (2)                             Support Services                             Nevada
Entity Planners International, Inc. (2)           Commercial Real Estate                       Nevada
Wade Cook Financial Education Center, Inc.        Retail (education centers)                   Nevada
Winvest Centers, Inc. (2)                         Retail Sales                                 Nevada
Wade Cook Financial Education Network (2)         Publishing                                   Nevada
Semper Financial Corporation (2)                  Financial Education Seminars                 Nevada

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